UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________

FORM 8-K
_______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2019 (December 20, 2019)

_______________________________________________________________________________
Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 475
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
_______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes Purchase Agreement

On December 20, 2019, Sunnova Energy International Inc. (the "Company") entered into a purchase agreement (the "Note Purchase Agreement") with certain investors signatory thereto (collectively, the "Investors"), to issue and sell $55.0 million aggregate principal amount of 7.75% Convertible Senior Notes due 2027 (the "Notes") in a private placement (the "Private Placement") pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Rule 506(c) of Regulation D promulgated thereunder. In addition, the Company granted the Investors an option, subject to the Company's consent, to purchase up to an additional $20.0 million aggregate principal amount of Notes on the same terms and conditions, which option will expire on March 31, 2020.

The Note Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investors and customary closing conditions. Pursuant to the Note Purchase Agreement, the Company has agreed to indemnify the Investors (and certain of their related parties) against certain liabilities arising from or relating to breaches of representations and warranties by the Company in, or a failure by the Company to comply with its covenants under, the Note Purchase Agreement.

On December 23, 2019, the sale of the Notes closed. The net proceeds from the Private Placement were approximately $52 million, after deducting certain fees and expenses of approximately $3 million payable by the Company in connection with the Private Placement.

Certain of the Investors and their respective affiliates may also hold positions in the Company's other loans or securities and have provided certain capital for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive certain fees and commissions.
The foregoing summary of the Note Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Note Purchase Agreement, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2019.

Convertible Notes Indenture

On December 23, 2019, the Notes were issued pursuant to an indenture of that same date (the "Indenture"), by and between the Company and Wilmington Trust, National Association, as trustee. The Notes are senior unsecured obligations of the Company and will mature on January 30, 2027, unless earlier redeemed, repurchased or converted. The Notes will bear interest from December 23, 2019 at a rate of 7.75% per year payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning on April 30, 2020. If the Company fails to satisfy certain registration requirements as set forth in the Registration Rights Agreement, and as described below, the Notes will bear additional interest at a rate of 0.25% per annum for each 90-day period such requirements are not met, up to a maximum of 2% per annum.

The Notes will be convertible into the Company's common stock, par value $0.0001 per share (the "Common Stock"), at the option of the holders at any time prior to the close of business on the business day immediately preceding December 23, 2021 upon a Change of Control (as defined in the Indenture). On or after December 23, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company's election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 76.9231 shares of the Common Stock per $1,000 principal amount of Notes, plus accrued and unpaid interest, which is equivalent to an initial conversion price (excluding interest) of approximately $13.00 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 18.4% to the $10.98 per share closing price of the Common Stock on December 19, 2019. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

At any time prior to December 23, 2021, the Company may redeem for cash all or any portion of the Notes, at its option, plus any accrued and unpaid interest to, but excluding, the redemption date at a redemption price equal to 120% of the aggregate principal amount of Notes so redeemed. At any time on and after December 23, 2021, the Company may redeem for cash all or any portion of the Notes, at its option, plus any accrued and unpaid interest to, but excluding, the redemption date at a redemption price equal to 115% of the aggregate principal amount of Notes so redeemed. At any time on and after December 23, 2023, the Company may redeem for cash all or any portion of the Notes, at its option, plus any accrued and unpaid interest to, but excluding, the redemption date at a redemption price equal to 110% of the aggregate principal amount of Notes so redeemed. On and after September 23, 2024, the holders of the Notes have the option to require the Company to repurchase their Notes for cash at a purchase price of 110% of the aggregate principal amount repurchased, plus accrued and unpaid interest to the date of repurchase.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Indenture and form of Note, copies of which the Company plans to file as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2019.

Registration Rights Agreement

On December 23, 2019, in connection with the closing of the Private Placement, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, the Company will use its commercially reasonable efforts to prepare and file a shelf registration statement registering the offer and sale of a number of the Investors' shares of Common Stock issuable upon conversion of the Notes and to cause such shelf registration statement to become effective on or prior to December 23, 2021 and to keep such shelf registration statement effective until there are no Notes or shares of Common Stock issuable upon conversion of the outstanding Notes which are not eligible for resale pursuant to Rule 144 under the Securities Act without regard to volume limitation. The Registration Rights Agreement also provides the Investors with certain piggyback registration rights, which are expressly subordinate to certain registration rights granted to other stockholders of the Company.

These registration rights are subject to certain conditions and limitations, including the seniority of the registration rights granted to the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company's right to delay or withdraw a registration statement under certain circumstances. Subject to certain limitations, the Company will generally be obligated to pay all registration expenses in connection with its other obligations under the Registration Rights Agreement. In addition, the Registration Rights Agreement provides that the Company will owe liquidated damages if the Company does not comply, subject to certain thresholds and grace periods, with its registration obligations. Such liquidated damages are payable as additional interest on the Notes, which, if applicable, shall be paid to the relevant holders quarterly in arrears at a rate per year equal to 0.25% per annum of the principal amount of the relevant Notes to, and including, the 90th day following the default of the Company of its registration obligations, increasing by 0.25% per annum every 90 days thereafter to a maximum 2.0% per annum.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2019.

Equipment Facility

On December 30, 2019 (the "Closing Date"), Sunnova TEP Inventory, LLC (the "Borrower"), a special purpose bankruptcy remote wholly owned indirect subsidiary of Sunnova Energy Corporation (the "Sponsor"), a wholly owned subsidiary of the Company, entered into a credit agreement (the "Credit Agreement") with certain lenders for which Credit Suisse AG, New York Branch is acting as administrative agent, under which the Borrower may incur up to an aggregate principal amount of $95.2 million in revolving loan borrowings subject to compliance with a borrowing base (the "Equipment Facility"). The Borrower may request an increase of the aggregate commitments under the Credit Agreement up to a maximum facility amount of $137.6 million, subject to lender consent and certain other conditions. The Credit Agreement provides that loans under the Equipment Facility may be used to finance the purchase of certain eligible equipment that the Company intends will allow the related solar energy systems to qualify for a 30% Federal investment tax credit by satisfying the 5% safe harbor method outlined in IRS notice 2018-59, to fund a debt service reserve account and to pay related fees and expenses. The Equipment Facility matures on the earlier of (1) 27 months from the initial purchase date of eligible equipment, (2) December 31, 2022, (3) the date on which there is no eligible equipment in the facility and (4) such earlier date as when the obligations under the Equipment Facility become due and payable, upon an acceleration or otherwise.

The Borrower borrowed approximately $95.2 million under the Equipment Facility on the Closing Date. The blended interest rate applicable to the initial borrowings under the Equipment Facility is adjusted LIBOR plus 6%. Unused amounts under the Equipment Facility are also subject to customary commitment fees.

The Sponsor provided a guarantee in respect of the performance obligations of certain of its affiliated entities under agreements entered into in connection with the Equipment Facility, and also provided a limited payment guarantee in respect of the Borrower's obligations under the Credit Agreement that is subject to a cap equal to 10% of the initial commitments. As collateral for the Borrower's obligations under the Credit Agreement, the equity interests in the Borrower have been pledged and the lenders have been granted a security interest in all the assets of the Borrower and its wholly owned direct subsidiary, Sunnova TEP Developer, LLC.

The Credit Agreement includes customary events of default, conditions to borrowing and affirmative and negative covenants for a facility of a type similar to the Equipment Facility, including negative covenants that restrict the ability of the Sponsor, Borrower and certain other subsidiaries of the Sponsor to incur liens, incur indebtedness, execute certain change of control transactions, business combinations or other fundamental changes to their business, dispose of assets, make certain types of restricted payments or enter into certain related party transactions, which are subject to customary exceptions. In addition, under its guarantee the Sponsor is subject to certain specified net worth and working capital provisions. The Credit Agreement also contains customary mandatory prepayment provisions for a facility of this type, including an obligation to prepay the loans with the proceeds of permitted sales of equipment to third parties.

If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Loan Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, in reliance upon the safe harbor provided by Rule 506(c) of Regulation D promulgated thereunder. The Company relied on these exemptions from registration based in part on representations made by the Investors in the Note Purchase Agreement.

The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock.

Item 7.01. Regulation FD Disclosure.

On December 30, 2019, the Company issued a press release, the full text of which is furnished herewith as Exhibit 99.1.
The information in this Item 7.01 and Exhibit 99.1 of this current report on Form 8-K attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release issued by Sunnova Energy International Inc., dated December 31, 2019
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: December 30, 2019	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary